EXHIBIT 2.2

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

WORLD DIAGNOSTICS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That a meeting of the Board of Directors of WORLD DIAGNOSTICS, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

         The Corporation shall have 10,000,000 shares at $.001 Par Value.


     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which the

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              necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said WORLD DIAGNOSTICS INC. has caused this certificate to be signed by KEN PETERS, an Authorized Officer, this 15th day of June, 1998.

                                        By: KEN PETERS
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                                        TITLE OF OFFICER: President and Director
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